Exhibit 99.1

Chimera Investment Corporation Reports Core EPS for the 1st Quarter 2010 of $0.19 Per Share; Results Reflect Adoption of Accounting Standards Codification Topic 860 and Topic 810

NEW YORK--(BUSINESS WIRE)--May 6, 2010--Chimera Investment Corporation (NYSE: CIM) today reported Core Earnings for the quarter ended March 31, 2010, of $127.9 million or $0.19 per average share as compared to Core Earnings for the quarter ended March 31, 2009, of $15.4 million or $0.09 per average share and Core Earnings for the quarter ended December 31, 2009, of $80.7 million or $0.12 per average share. “Core Earnings” represents a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, other-than-temporary impairments, and gains or losses on sales of securities. The Company reported GAAP net income of $125.6 million or $0.19 per average share for the quarter ended March 31, 2010, as compared to GAAP net income of $18.9 million or $0.11 per average share for the quarter ended March 31, 2009, and GAAP net income of $95.5 million or $0.14 per average share for the quarter ended December 31, 2009.

During the quarter ended March 31, 2010, the Company sold residential mortgage-backed securities (“RMBS”) with a carrying value of $89.6 million for net realized gains of $342 thousand. The Company sold RMBS with a carrying value of $544.8 million for realized gains of $3.6 million during the quarter ended March 31, 2009. During the quarter ended December 31, 2009, the Company sold RMBS with a carrying value of $213.0 million for realized gains of $16.2 million.

The results for the quarter reflect the adoption of Accounting Standards Codification (“ASC”) Topic 860, Transfers and Servicing and Topic 810, Consolidation, which requires the Company to reflect in its Consolidated Statements of Financial Condition certain re-securitization transactions completed during the year ended December 31, 2009 that were previously recorded as sales pursuant to Statement of Financial Accounting Standards 140. The effect of the adoption on January 1, 2010 is the inclusion in its assets of $1.6 billion of non-Agency mortgage-backed securities at fair value no longer owned by the Company, the inclusion in its liabilities of $1.6 billion of non-recourse securitized debt associated with these mortgage-backed securities and the de-recognition of gains on sales of bonds during 2009 associated with re-securitizations. On an ongoing basis these line items will be labeled “non-retained” in the Company’s consolidated financial statements. These accounting changes had no economic effect on the Company.

The Company declared common stock dividends of $0.17, $0.06, and $0.17 per share for the quarters ended March 31, 2010, March 31, 2009, and December 31, 2009, respectively. The annualized dividend yield on the Company’s common stock for the first quarter, based on the March 31, 2010, closing price of $3.89 was 17.48%. On a Core Earnings basis, the Company provided an annualized return on average equity of 23.15%, 14.50%, and 14.96% for the quarters ended March 31, 2010, March 31, 2009, and December 31, 2009, respectively. On a GAAP basis, the Company provided an annualized return on average equity of 22.73%, 17.82% and 17.69%, for the quarters ended March 31, 2010, March 31, 2009, and December 31, 2009, respectively.

Matthew J. Lambiase, Chief Executive Officer and President of the Company, commented on the quarter. “In the first quarter we continued to take steps to optimize our portfolio. In addition, subsequent to quarter-end the Company priced a successful follow-on offering of common stock. We appreciate the ongoing support of our shareholders and look forward to continuing to demonstrate our ability to take advantage of opportunities in the market.”

For the quarter ended March 31, 2010, the annualized yield on average earning assets was 10.04% and the annualized cost of funds on the average borrowed funds balance was 4.50% for an interest rate spread of 5.54%. This is a 258 basis point increase over the annualized interest rate spread for the quarter ended March 31, 2009, and a 68 basis point increase over the interest rate spread for the quarter ended December 31, 2009. Leverage was 1.6:1, 2.4:1, and 1.1:1 at March 31, 2010, March 31, 2009, and December 31, 2009, respectively. Recourse leverage was 0.7:1, 1.3:1 and 0.9:0 at March 31, 2010, March 31, 2009, and December 31, 2009, respectively.

RMBS comprised approximately 91.9%, 71.6%, and 92.7% of the Company’s investment portfolio at March 31, 2010, March 31, 2009, and December 31, 2009, respectively. The balance of the portfolio was comprised of loans collateralizing secured debt.

The following table summarizes portfolio information for the Company:

	March 31, 2010	March 31, 2009	December 31, 2009

Interest earning assets at period-end, at fair value	$ 6,023,722	$ 1,651,687	$ 4,559,427
Interest bearing liabilities at period-end	$ 3,687,339	$ 1,033,094	$ 2,365,752
Leverage at period-end	1.6:1	2.4:1	1.1:1
Leverage at period-end (recourse)	0.7:1	1.3:1	0.9:1
Portfolio Composition, at principal value
Non-Agency RMBS	76.5%	54.2%	67.7%
Senior, retained	31.3%	48.8%	42.7%
Subordinated, retained	28.6%	5.4%	25.0%
Senior, non-retained	16.6%	0.0%	0.0%
Agency RMBS	15.3%	17.4%	25.0%
Securitized loans	8.1%	28.4%	7.3%
Fixed-rate percentage of portfolio	66.2%	64.2%	52.7%
Adjustable-rate percentage of portfolio	33.8%	35.8%	47.3%
Annualized yield on average earning assets during the period	10.04%	6.44%	6.37%
Annualized cost of funds on average borrowed funds during the period	4.50%	3.48%	1.51%

The following table summarizes characteristics for each asset class:

	March 31, 2010
	Weighted Average Cost Basis	Weighted Average Fair Value	Weighted Average Coupon
Non-Agency Mortgage-Backed Securities
Senior, retained	$99.31	$88.86	6.66%
Subordinated, retained	$29.02	$35.80	5.56%
Senior, non-retained	$90.54	$96.92	5.85%
Agency Mortgage-Backed Securities	$103.45	$105.15	5.57%
Securitized loans	$101.18	$101.18	5.92%

The Company’s portfolio is comprised of RMBS and securitized whole residential mortgage loans. During the quarter ended March 31, 2010, the Company recorded a loan loss provision in general and administrative expenses of $606 thousand as compared to a provision of $234 thousand for the quarter ended March 31, 2009 and $1.7 million for the quarter ended December 31, 2009.

The Constant Prepayment Rate on the Company’s portfolio was 17%, 12%, and 18% during the quarters ended March 31, 2010, March 31, 2009, and December 31, 2009, respectively. The weighted average cost basis of the portfolio was 72.7, 96.3, and 72.0 as of March 31, 2010, March 31, 2009, and December 31, 2009, respectively. The net accretion of discounts was $59.8 million, $1.3 million and $10.7 million for the quarters ended March 31, 2010, March 31, 2009, and December 31, 2009, respectively. The total net discount remaining was $2.0 billion, $68.3 million and $1.8 billion at March 31, 2010, March 31, 2009, and December 31, 2009, respectively.

General and administrative expenses, including the management fee and loan loss provision, as a percentage of average interest earning assets were 0.55%, 0.86%, and 0.72% for the quarters ended March 31, 2010, March 31, 2009, and December 31, 2009, respectively. At March 31, 2010, March 31, 2009, and December 31, 2009, the Company had a common stock book value per share of $3.42, $2.44, and $3.17, respectively.

On March 31, 2010 the Company announced that it intended to sell 85,000,000 shares of common stock. On April 1, 2010, the Company sold these shares at a price of $3.61 per share for estimated proceeds, less the underwriters’ discount and offering expenses, of approximately $306.7 million. In addition, on April 1, 2010, the underwriters exercised the option to purchase up to an additional 12,750,000 shares of common stock to cover over-allotments for proceeds, less the underwriters’ discount, of approximately $46.0 million. These sales were completed on April 7, 2010. In all, the Company raised net proceeds of approximately $352.7 million in this offering.

The Company is a specialty finance company that invests in residential mortgage-backed securities, residential mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income for distribution to investors from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”), is externally managed by Fixed Income Discount Advisory Company and currently has 768,122,737 shares of common stock outstanding.

The Company will hold the first quarter 2010 earnings conference call on Friday, May 7, 2010, at 10:00 a.m. EDT. The number to call is 800-510-9834 for domestic calls and 617-614-3669 for international calls and the pass code is 75278908. The replay number is 888-286-8010 for domestic calls and 617-801-6888 for international calls and the pass code is 65247723. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the e-mail distribution list, please visit www.chimerareit.com, click on E-Mail Alerts, complete the email notification form and click the Submit button.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, including the Term Asset-Backed Securities Loan Facility and the Public-Private Investment Program; our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(unaudited)

	March 31, 2010	December 31, 2009 (1)	September 30, 2009	June 30, 2009	March 31, 2009
Assets:
Cash and cash equivalents	$44,200	$24,279	$21,023	$13,121	$12,200
Non-Agency Mortgage-Backed Securities, at fair value
Senior, retained	1,429,530	2,022,406	1,618,116	1,720,832	685,343
Subordinated, retained	947,963	376,459	378,344	25,711	35,593
Senior, non-retained	1,646,087	-	-	-	-
Agency Mortgage-Backed Securities, at fair value	1,558,795	1,690,029	1,823,308	1,889,550	364,856
Securitized loans held for investment, net of allowance for loan losses of $4.6 million, $4.7 million, $3.0 million, $3.0 million, and $1.9 million, respectively	441,347	470,533	498,915	530,638	565,895
Receivable for investments sold	47,185	-	-	-	-
Accrued interest receivable	39,637	33,128	29,444	27,055	11,212
Other assets	1,451	1,494	330	798	949
Total assets	$6,156,195	$4,618,328	$4,369,480	$4,207,705	$1,676,048

Liabilities:
Repurchase agreements	$1,538,820	$1,716,398	$1,444,243	$1,377,148	$107,446
Repurchase agreements with affiliates	147,417	259,004	153,076	123,483	452,480
Securitized debt	364,665	390,350	414,339	442,782	473,168
Securitized debt, non-retained	1,636,437	-	-	-	-
Payable for investments purchased	41,822	-	73,460	270,735	193,973
Accrued interest payable	9,691	3,235	3,199	2,801	2,468
Dividends payable	113,793	113,788	80,311	37,705	10,566
Accounts payable and other liabilities	489	472	752	487	538
Investment management fees payable to affiliate	8,114	8,519	9,071	5,955	2,583
Total liabilities	$3,861,248	$2,491,766	$2,178,451	$2,261,096	$1,243,222

Stockholders' Equity:
Common stock: par value $0.01 per share; 1,000,000,000 shares authorized, 670,371,002, 670,371,587, 670,324,854, 670,325,786, and 177,196,945 shares issued and outstanding, respectively	$6,694	$6,693	$6,693	$6,692	$1,761
Additional paid-in-capital	2,290,636	2,290,614	2,290,328	2,290,308	832,070
Accumulated other comprehensive income	144,978	(99,754)	(53,322)	(220,029)	(256,705)
Accumulated deficit	(147,361)	(70,991)	(52,670)	(130,362)	(144,300)
Total stockholders' equity	$2,294,947	$2,126,562	$2,191,029	$1,946,609	$432,826
Total liabilities and stockholders' equity	$6,156,195	$4,618,328	$4,369,480	$4,207,705	$1,676,048

(1) Derived from the audited consolidated financial statements at December 31, 2009.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(dollars in thousands, except share and per share data)
(unaudited)

	March 31, 2010	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
Net Interest Income:
Interest income, retained	$128,984	$100,765	$104,690	$65,077	$28,007
Interest expense, retained	7,374	8,530	9,197	8,313	9,042

Interest income, non-retained	50,861	-	-	-	-
Interest expense, non-retained	33,830	-	-	-	-
Net interest income	138,641	92,235	95,493	56,764	18,965
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(22,687)	(1,480)	(6,209)	(8,575)	-
Non-credit portion of loss recognized in other comprehensive income (loss)	20,143	164	4,024	2,080	-
Net other-than-temporary credit impairment losses	(2,544)	(1,316)	(2,185)	(6,495)	-
Other (losses) gains:
Realized gains on sales of investments, net	342	16,191	74,508	9,321	3,627
Realized losses on principal write-downs of non-Agency RMBS	(949)	(195)	(61)	-	-
Total other (losses) gains	(607)	15,996	74,447	9,321	3,627
Net investment income	135,490	106,915	167,755	59,590	22,592
Other expenses:
Management fee	8,114	8,516	8,649	5,955	2,583
Provision for loan losses	606	1,692	47	1,130	234
General and administrative expenses	1,160	1,238	1,057	861	905
Total other expenses	9,880	11,446	9,753	7,946	3,722
Income before income taxes	125,610	95,469	158,002	51,644	18,870
Income taxes	-	-	-	-	1
Net income	$125,610	$95,469	$158,002	$51,644	$18,869

Net income per share-basic and diluted	$0.19	$0.14	$0.24	$0.10	$0.11
Weighted average number of shares outstanding-basic and diluted	670,371,022	670,324,435	670,324,854	503,110,132	177,196,959
Comprehensive income:
Net income	$125,610	$95,469	$158,002	$51,644	$18,869
Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities	241,581	(31,753)	238,969	39,501	13,590
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	2,544	1,316	2,185	6,495	-
Reclassification adjustment for realized losses (gains) included in net income	607	(15,996)	(74,447)	(9,321)	(3,627)
Other comprehensive income (loss):	244,732	(46,433)	166,707	36,675	9,963
Comprehensive income	$370,342	$49,036	$324,709	$88,319	$28,832

See notes to consolidated financial statements.

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